UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 20, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On January 20, 2023, Greenidge Generation Holdings, Inc. (“Greenidge”) and its subsidiaries Greenidge Generation LLC, GTX GEN 1 Collateral, LLC, GSC Collateral LLC, and GNY Collateral LLC entered into a Limited Waiver and Amendment of Loan Documents (the “NYDIG Waiver”) with NYDIG ABL LLC (“NYDIG”) and NYDIG Trust Company LLC (“NYDIG Trust” and collectively with NYDIG, the “Lender Parties”).

The Lender Parties and Greenidge’s subsidiaries named above are parties to certain Master Equipment Finance Agreements and related loan documentation (the “Loan Documents”). Pursuant to the Loan Documents, Greenidge’s subsidiaries owed payments of principal and interest in the amount of approximately $1.0 million due on December 25, 2022, and of approximately $4.4 million due on January 10, 2023. Pursuant to the NYDIG Waiver, the Lender Parties agreed that failure to pay the December 25 payment and the January 10, 2023, payment when due would not be an event of default if that payment were made in full by January 27, 2023. The NYDIG Waiver left the due dates for other scheduled payments under the Loan Documents unaffected.

On January 20, 2023, Greenidge and B Riley Commercial Capital, LLC (“BRCC”) entered into a Waiver and Acknowledgement Letter (the “B Riley Waiver”) regarding the terms of the Amended and Restated Bridge Promissory Note dated August 10, 2022 executed by Greenidge in favor of BRCC (the “BRCC Note”). Under the B Riley Waiver, BRCC agreed that Greenidge’s failure to pay the approximately $1.5 million payments of principal and interest due under the BRCC Note on each of December 20, 2022, and January 20, 2023, would not be an event of default if that payment were made in full by the earlier of January 27, 2023 or the date that Greenidge and BRCC enter into a mutually satisfactory amendment to the BRCC Note addressing, among other things, future amortization requirements under the BRCC Note. The waiver left the due dates for other scheduled payments under the BRCC Note unaffected.

The foregoing description of the NYDIG Waiver and the B Riley Waiver (collectively, the “Waivers”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Waivers, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, which are incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Limited Waiver and Amendment of Loan Documents dated as of January 20, 2023, by and among Greenidge Generation Holdings, Inc., Greenidge Generation LLC, GTX GEN 1 Collateral, LLC, GSC Collateral LLC, and GNY Collateral LLC and NYDIG ABL LLC and NYDIG Trust Company LLC

10.2	Waiver and Acknowledgement Letter dated as of January 20, 2023, by and among Greenidge Generation Holdings, Inc. and B Riley Commercial Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of January, 2023.

Greenidge Generation Holdings Inc.

By:	/s/ Robert Loughran
Name:	Robert Loughran
Title:	Chief Financial Officer